Exhibit 23.6
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed on or about the date hereof of our report dated November 14, 2005 relating to the financial statements of Master Replicas Inc. as of December 31, 2004 and 2003 and for each of the two years in the period ended December 31, 2004 which appears in Corgi International Limited’s Form 6-K filed April 19, 2007.
/s/ Burr, Pilger & Mayer LLP
Burr, Pilger & Mayer LLP
San Francisco, California
June 11, 2007